UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024 (September 24, 2024)

CORRELATE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-30746	84-4250492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

176 S. Capitol Blvd., 2nd Floor
Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 264-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

Between September 24, 2024 and September 30, 2024, the Company received the resignation of each of the following directors from the Company’s board of directors (“Board”): Todd Michaels, Jason Loyet, Bob Powell, Cory Hunt and Eli Albrecht.

In connection with their resignations, the Board appointed each of Bill Powers, Frank Forgaciu, Roger Baum and Kerry Lutz to fill four of the vacancies created by the director resignations.

Below is the background information of each of the Company’s new directors:

Flaviu Forgaciu was appointed to serve as a member of the Board on September 30, 2024.  Mr. Forgaciu has served as an independent consultant to the Company since May 2023.  Mr. Forgaciu is currently the CEO and President of New Era, LLC, a company which focuses on insurance restoration and custom home construction and development. The company has surpassed $10 million in property acquired and developed. In 2008, he founded Ro-am Development LLC, assuming the roles of CEO and President. Initially, Ro-am Development LLC focused on acquiring foreclosed properties in the aftermath of the 2007 real estate market crash. Subsequently, the company transitioned into new construction, building, and development in which total acquisitions and sales have surpassed $25 million. Mr. Forgaciu initiated his inaugural construction venture, New Era Construction Inc. in 1999. The company focused on roofing and insurance restoration projects. As the CEO and President for over 20 years, Mr. Forgaciu oversaw the completion of over 300 projects annually, with a workforce of over 40 employees and subcontractors, and achieved company profit margins exceeding 35% with over $5 million of annual revenue.  Mr. Forgaciu possesses more than 27 years of experience as an entrepreneur and business owner. Mr. Forgaciu has held a general contractor builder's license for over seventeen years and presently maintains licenses in multiple states. Throughout his career, Mr. Forgaciu has attained numerous certifications: including IICRC, Haag Engineering, EPA Lead Abatement, Certainteed Select Shingle Master, GAF Weather Stopper Roofing Contractor, and Versico Flatroof.  Mr. Forgaciu is also an investor that has funded many private and public venture capital start-up companies throughout his investing career.

William Powers was appointed to serve as a member of the Board on September 30, 2024 and was also named as the Chairman of the Board.  Mr. Powers has over 19 years of experience as an accomplished businessman, entrepreneur and small-cap investor. In October 2018, Mr. Powers established Mining Stock Education, an online media platform financed through advertising revenue from publicly traded natural resource enterprises.  Mr. Powers has served as the CEO of Mining Stock Education since its inception. Since 2020, Mr. Powers has provided consulting services to mining and energy executives, advising them on strategies for business growth and investor relations. He has maintained an active role as an avid mining and energy investor for the past decade while simultaneously maintaining a public profile through the Mining Stock Education platform.  From January 2012 to December 2018, Mr. Powers was the Chief Operating Officer at New Era Construction, a roofing and insurance restoration company. During his tenure at New Era, Mr. Powers oversaw a substantial expansion of project growth, increasing the number of annual projects completed from 100 to 300 and contributing to more than tripling of the company's revenue from $1.5M to over $5M.  Mr. Powers earned an Associate of Science degree from Lake Michigan College in Benton Harbor, Michigan, a Bachelor of Arts degree in Religion from Hope College in Holland, Michigan, and a Master of Divinity degree in Biblical Studies from Church of God Theological Seminary in Cleveland, Tennessee. He has served as a founding director and has held positions on the boards of numerous non-profit organizations.

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Roger Baum was appointed to serve as a member of the Board on September 30, 2024 and since March 2023 has been Executive Vice President of Operations.  Roger Baum is a well-recognized builder, developer, and advisor of commercial infrastructure projects throughout the U.S. In 2012, Mr. Baum completed his first behind-the-meter solar projects, as an EPC, and became personally committed to the advancement of alternative and distributed energy solutions.  Mr. Baum spent most of his career (from April 2004 to December 2022) with The CORE Group (CORE). CORE is a top 50 construction management and design build firm in the U.S., and over his nearly two-decade career with the firm, Mr. Baum ultimately sourced and/or led over $1B of work put in place. His most recent role was that of Senior Vice President of Development, and he was also a shareholder. Within that same timeframe (from March 2019 to December 2022), Mr. Baum also served on the board of directors for the Performance Based Building Coalition, a leading public-private partnership (P3) advocacy group that sought to educate lawmakers and public sector decision makers on the merits of P3’s, and ultimately work towards creating a new category of low-cost, tax-exempt bonds at the Federal level.   Mr. Baum holds many industry certifications such as Legacy LEED Accredited Professional (LEED AP) through the U.S. Green Building Council (USGBC), Construction Quality Management for Contractors (CQM-C) Certification through the Naval Facilities Engineering Systems Command (NAVFAC), and 30-Hour OTP Certification through the Occupational Safety & Health Administration (OSHA), just to name a few.  Mr. Baum graduated with honors from Concordia University Wisconsin with a BA in Business Administration.

Kerry Lutz was appointed to the Board on September 30, 2024.  Kerry H. Lutz is a seasoned entrepreneur and legal expert with over four decades of experience in aspects of commercial litigation, marketing, communications and internet based companies, . His career is marked by innovative strategies, leadership in niche legal markets, and significant contributions to the financial and legal sectors.  Since 2011, Mr. Lutz has been the CEO of 8910 LLC, a large online platform and radio show focusing on precious metals and economic issues, amassing over 50,000 monthly listeners and visitors. His expertise in the field has helped him build a successful community of followers interested in economic trends and asset management.  From 2007 through 2011, Mr. Lutz served as the CEO of Lutz Asset Research, LLC a niche asset location business serving attorneys, recovering over $350 million for clients. He created a groundbreaking automated asset location system that handled over 250,000 cases, establishing him as a leading authority on online public record research.  From 2002 through 2009, Mr. Lutz was the co-founder and a partner at the law firm of Mel S. Harris & Associates, LLC, the third-largest recovery law firm in New York State, Mr. Lutz was pivotal in raising over $100 million in capital and launching 31 LLCs and private placements. His efforts increased the firm’s monthly revenues from $55,000 to $3 million, while also implementing advanced asset and employment location services.  In 1998, Mr. Lutz founded Kerry H. Lutz, P.C., a post-judgment enforcement law firm in White Plains, NY.  Mr. Lutz served as vice president and general counsel of Lutz Appellate Services, Inc. from 1977 through 1998.  Mr. Lutz played a key role in growing the company into the largest appellate services provider in the U.S. His strategic vision led to the sale of the company to a major competitor and expanded its market reach.  Mr. Lutz received his Juris Doctor from New York Law School, and graduated cum laude in 1984 and received a Bachelor of Business from Pace University in 1981.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRELATE ENERGY CORP.

Dated: September 30, 2024	By:	/s/ Todd Michaels
	Name:	Todd Michaels
	Title:	CEO and President

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